Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad Reports Second Quarter and Year-to-Date 2026 Results

Realizes Net Sales Increase in the Second Quarter and
Reaffirms Full-Year 2026 Financial Guidance

SUSSEX, WI, July 28, 2026 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad” or the “Company”), a marketing experience company that solves complex marketing challenges for its clients, today reported results for the second quarter ended June 30, 2026.

Recent Highlights

•Realized Net Sales of $578 million in the second quarter of 2026 compared to $572 million in the second quarter of 2025, representing a 1% increase in Net Sales.
•Recognized Net Earnings of $4 million and $0.07 Diluted Earnings Per Share in the second quarter of 2026, compared to a Net Loss of $0.1 million and $0.00 Diluted Loss Per Share in 2025.
•Reported Non-GAAP Adjusted EBITDA of $42 million in the second quarter of 2026, compared to $43 million in 2025.
•Achieved $0.24 Adjusted Diluted Earnings Per Share in the second quarter of 2026, an increase of 71% from $0.14 per share in 2025.
•Earned industry recognition for Rise media agency through inclusion in Forrester’s report, “The Media Management Services Landscape, Q2 2026.”*
•Named strategic marketing partner to Wakefern Food Corp., with Rise serving as client’s media AOR and In-Store Connect by Quad to deploy across 30 ShopRite locations later this year.
•Enhancing the national footprint of Quad’s Packaging business with the addition of a new 100,000 square-foot facility in Salt Lake City, Utah.
•Repurchased 0.4 million shares of Quad Class A common stock in 2026, bringing total repurchases to 7.9 million shares since commencing buybacks in 2022, representing 14.1% of Quad’s March 31, 2022, outstanding shares.
•Declared quarterly dividend of $0.10 per share payable September 4, 2026.
•Reaffirms full-year 2026 financial guidance.

Joel Quadracci, Chairman and Chief Executive Officer of Quad, said: “We continue to execute our long-term strategy by investing in growth-oriented offerings across our agency solutions and targeted print businesses. We announced the westward expansion of our Packaging division with a new facility in Salt Lake City, which is expected to be operational in the fourth quarter of 2026. This investment rounds out a national manufacturing footprint for our Packaging business, enhancing our ability to serve both national brands and regional packaging clients with greater speed, flexibility and reach.

“We also continue to deepen existing account relationships and expand opportunities as clients adopt more of our integrated creative, media and marketing solutions. For example, we have broadened our work with long-time print client Wakefern, the nation’s largest retailer-owned grocery cooperative, to include Rise’s media services; content creation; and In-Store Connect, our in-store retail media network solution, in 30 of its ShopRite stores.

“As we continue to invest in long-term growth, we remain equally focused on driving productivity and operational excellence. Through automation, AI-enabled tools and disciplined cost management, we continue to strengthen our operating model and drive strong productivity in our print business lines. Supported by these efforts, we remain on track to achieve our full-year guidance despite ongoing macroeconomic and geopolitical uncertainty.”

Added Tony Staniak, Chief Financial Officer and Treasurer of Quad: “Net Sales grew year-over-year in the second quarter of 2026, driven by higher paper sales and logistics sales, representing progress toward our 2028 projected full-year revenue growth. Adjusted EBITDA and Free Cash Flow were essentially flat compared to 2025 and consistent with our full-year financial guidance. We continue to monitor inflation, economic and global trade dynamics, and geopolitical tensions, and are adjusting as necessary to mitigate their impact on our business and our clients. While continuing to invest to drive long-term growth, we returned $13 million to shareholders during the first half of 2026 through our quarterly dividend of $0.10 per share and share repurchases. We expect to remain opportunistic in terms of future share repurchases.”

Second Quarter 2026 Financial Results

•Net Sales were $578 million in the second quarter of 2026, an increase of 1% compared to the same period in 2025. The increase in Net Sales was primarily due to higher paper sales and higher logistics sales.

•Net Earnings were $4 million, or $0.07 Diluted Earnings Per Share, in the second quarter of 2026 compared to a Net Loss of $0.1 million, or $0.00 Diluted Loss Per Share, in the second quarter of 2025. The improvement was primarily due to lower interest expense, lower depreciation and amortization, and lower selling, general and administrative expenses, partially offset by the impact from increased income tax expense and increased restructuring, impairment and transaction-related charges, net. Diluted Earnings Per Share were also higher due to the increase in Net Earnings.

•Adjusted EBITDA was $42 million in the second quarter of 2026, compared to $43 million in the same period in 2025. The decrease was primarily due to the mix of Net Sales.

•Adjusted Diluted Earnings Per Share was $0.24 in the second quarter of 2026, as compared to $0.14 in the second quarter of 2025.

Year-to-Date 2026 Financial Results

•Net Sales were $1.2 billion in the six months ended June 30, 2026, a decrease of 4% compared to the same period in 2025. Excluding the 2% impact of the divestiture of the Company’s European operations, Net Sales declined 2%. The decline in Net Sales was primarily due to lower print volumes and lower agency solutions sales, partially offset by higher paper sales.

•Net Earnings were $10 million, or $0.20 Diluted Earnings Per Share, in the six months ended June 30, 2026, compared to Net Earnings of $6 million, or $0.11 Diluted Earnings Per Share, in the same period in 2025. The improvement was primarily due to lower interest expense, lower selling, general and administrative expenses, and lower depreciation and amortization, partially offset by the impact from lower Net Sales, higher income tax expense, and higher restructuring, impairment and transaction-related charges, net.

•Adjusted EBITDA was $87 million in the six months ended June 30, 2026, as compared to $89 million in the same period in 2025. The decrease was primarily due to the impact of lower Net Sales and the impact from the mix of Net Sales, partially offset by lower selling, general and administrative expenses.

•Adjusted Diluted Earnings Per Share was $0.48 in the six months ended June 30, 2026, as compared to $0.34 in the same period in 2025, an increase of 41%.

•Net Cash Used in Operating Activities was $41 million in the six months ended June 30, 2026, compared to $42 million year-to-date in 2025. Free Cash Flow was negative $66 million in both year-to-date 2026 and 2025. As a reminder, the Company historically generates most of its Free Cash Flow in the fourth quarter of the year.

•Net Debt was $394 million at June 30, 2026, as compared to $308 million at December 31, 2025, and $448 million at June 30, 2025. Compared to December 31, 2025, Net Debt increased primarily due to negative $66 million in Free Cash Flow and the payment of cash dividends and share repurchases. When removing seasonality, Net Debt decreased $54 million or 12%.

Dividend

Quad’s next quarterly dividend of $0.10 per share will be payable on September 4, 2026, to shareholders of record as of August 17, 2026.

2026 Guidance

The Company’s full-year 2026 financial guidance is unchanged and is as follows:

Financial Metric	2026 Guidance Range
Adjusted Annual Net Sales Change (1)	1% to 5% decline
Full-Year Adjusted EBITDA	$175 million to $215 million
Free Cash Flow	$40 million to $60 million
Capital Expenditures	$55 million to $65 million
Year-End Net Debt Leverage Ratio (2)	Approximately 1.5x
(1) Adjusted Annual Net Sales Change excludes the 2025 Net Sales of $23 million from the Company’s European operations, divested on February 28, 2025.
(2) Net Debt Leverage Ratio is calculated at the midpoint of the Adjusted EBITDA guidance.

Conference Call and Webcast Information

Quad will hold a live webcast and conference call to discuss the results on Wednesday, July 29, 2026, at 8:30 a.m. ET.

Those wishing to participate via the webcast should access the call through the investor relations section of Quad’s website at quad.com/investor-relations. Those wishing to participate via telephone may dial in at 877-328-5508 (USA) or 412-317-5424 (International). Participants may pre-register for the conference call at https://dpregister.com/sreg/10210027/104504e2940.

The webcast replay will be available through the investor relations section of Quad’s website.

*Forrester Objectivity Statement

Forrester does not endorse any company, product, brand, or service included in its research publications and does not advise any person to select the products or services of any company or brand based on the ratings included in such publications. Information is based on the best available resources. Opinions reflect judgment at the time and are subject to change. This report is part of a broader collection of Forrester resources, including interactive models, frameworks, tools, data, and access to analyst guidance. For more information, read about Forrester’s objectivity here.

About Quad

Quad (NYSE: QUAD) is a marketing experience, or MX, company that helps brands make direct consumer connections, from household to in-store to online. The company does this through its MX Solutions Suite, a comprehensive range of marketing and print services that seamlessly integrate creative, production and media solutions across online and offline channels. Supported by state-of-the-art technology and data-driven intelligence, Quad simplifies the complexities of marketing by removing friction wherever it occurs along the marketing journey. The company tailors its uniquely flexible, scalable and connected solutions to each client’s objectives, driving cost efficiencies, improving speed-to-market, strengthening marketing effectiveness and delivering value on client investments.

Quad employs approximately 10,000 people in 10 countries and serves approximately 2,100 clients including industry leading blue-chip companies that serve both businesses and consumers in multiple industry verticals, with a particular focus on commerce, including retail, consumer packaged goods, and direct-to-consumer; financial services; and health. Quad is ranked among the largest agency companies in the U.S. by Ad Age, buoyed by its full-service media agency, Rise, and creative agency, Betty. Quad is also one of the largest commercial printers in North America, according to Printing Impressions.

For more information about Quad, including its commitment to operating responsibly, intentional innovation and values-driven culture, visit quad.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, sales, earnings, free cash flow, capital expenditures, leverage, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company, including information under the heading “2026 Guidance,” and can generally be identified by the use of words or phrases such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “project,” “believe,” or “continue” or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of increased business complexity as a result of the Company’s transformation to a marketing experience company, including adapting marketing offerings and business processes as required by new markets; the impact of decreasing demand for printing services and significant overcapacity in a highly competitive environment creating downward pricing pressures and potential under-utilization of assets; the impact of changes in postal rates, service levels or regulations; the impact of rapid changes in technology, including artificial intelligence, and the risk the Company is unable to adapt its marketing offerings to compete in this technology-driven environment; the impact of increases in its operating costs, including the cost and availability of raw materials (such as paper, ink components and other materials), inventory, parts for equipment, labor, fuel and other energy costs and freight rates, and the risk the Company is unable to pass along such increases to clients; the impact macroeconomic conditions, including elevated interest rates, postal rate increases, tariffs, trade restrictions, cost pressures and the price and availability of paper, have had, and may continue to have, on the Company’s business, financial condition, cash flows and results of operations (including future uncertain impacts); the risk the Company is unable to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of a data-breach of sensitive information, ransomware attack or other cyber incident on the Company; the fragility and decline in overall distribution channels; the failure to attract and retain qualified talent across the enterprise; the impact of digital media and similar technological changes, including digital substitution by consumers; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the failure to successfully identify, manage, complete and integrate acquisitions, investment opportunities or other significant transactions, as well as the successful identification and execution of strategic divestitures; the impact negative publicity could have on our business and brand reputation; the impact of risks associated with the operations outside of the United States (“U.S.”), including trade restrictions, currency fluctuations, the global economy, costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents, and geopolitical events like war and terrorism; the impact of significant capital expenditures and investments that may be needed to sustain and grow the Company’s platforms, processes, systems, client and product technology, marketing and talent, to remain technologically and economically competitive, and to adapt to future changes, such as artificial intelligence; the impact of the various restrictive covenants in the Company’s debt facilities on the Company’s ability to operate its business, as well as the uncertain negative impacts macroeconomic conditions may have on the Company’s ability to continue to be in compliance with these restrictive covenants; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment, goodwill and other intangible assets; the impact of regulatory matters and legislative developments or changes in laws, including changes in cybersecurity, consumer protection, safety, privacy and environmental laws; and the impact on the holders of Quad’s class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, which may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as non-GAAP), specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. Adjusted EBITDA is defined as net earnings (loss) excluding interest expense, income tax expense, depreciation and amortization (EBITDA), restructuring, impairment and transaction-related charges, net and the settlement charge from defined benefit pension plan annuitization. EBITDA Margin and Adjusted EBITDA Margin are defined as EBITDA or Adjusted EBITDA divided by Net Sales. Free Cash Flow is defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. Net Debt Leverage Ratio is defined as total debt and finance lease obligations less cash and cash equivalents (Net Debt) divided by the trailing twelve months Adjusted EBITDA. Adjusted Diluted Earnings Per Share is defined as earnings (loss) before income taxes excluding restructuring, impairment and transaction-related charges, net, and adjusted for income tax expense at a normalized tax rate, divided by diluted weighted average number of common shares outstanding.

The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies. Reconciliations to the GAAP equivalent of these non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

Investor Relations Contact
Julie Fraundorf
Executive Director, Corporate Development & Investor Relations
IR@quad.com

Media Contact
Claire Ho
Director, Corporate Communications
414-566-2955
cho@quad.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended June 30, 2026 and 2025
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended June 30,
	2026	2025
Net sales	$577.5	$571.9
Cost of sales	456.1	448.1
Selling, general and administrative expenses	79.6	80.2
Depreciation and amortization	17.2	20.7
Restructuring, impairment and transaction-related charges, net	9.7	9.2
Total operating expenses	562.6	558.2
Operating income	14.9	13.7
Interest expense	8.9	13.2
Net pension (income) expense	(0.2)	0.3
Earnings before income taxes	6.2	0.2
Income tax expense	2.5	0.3
Net earnings (loss)	$3.7	$(0.1)

Earnings (loss) per share
Basic	$0.08	$0.00
Diluted	$0.07	$0.00

Weighted average number of common shares outstanding
Basic	48.0	47.6
Diluted	50.0	47.6

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2026 and 2025
(in millions, except per share data)
(UNAUDITED)

	Six Months Ended June 30,
	2026	2025
Net sales	$1,158.5	$1,201.3
Cost of sales	914.2	948.1
Selling, general and administrative expenses	158.0	163.7
Depreciation and amortization	35.6	40.4
Restructuring, impairment and transaction-related charges, net	18.1	15.8
Total operating expenses	1,125.9	1,168.0
Operating income	32.6	33.3
Interest expense	18.9	25.6
Net pension (income) expense	(0.4)	0.7
Earnings before income taxes	14.1	7.0
Income tax expense	4.2	1.3
Net earnings	$9.9	$5.7

Earnings per share
Basic	$0.21	$0.12
Diluted	$0.20	$0.11

Weighted average number of common shares outstanding
Basic	47.9	47.8
Diluted	49.8	50.1

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2026 and December 31, 2025
(in millions)

	(UNAUDITED) June 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$7.4	$63.3
Receivables, less allowances for credit losses	298.2	294.8
Inventories	156.1	143.5
Prepaid expenses and other current assets	39.8	36.8
Total current assets	501.5	538.4

Property, plant and equipment—net	454.0	461.6
Operating lease right-of-use assets—net	63.6	68.0
Goodwill	107.6	107.6
Other intangible assets—net	11.7	13.7
Other long-term assets	59.4	63.6
Total assets	$1,197.8	$1,252.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$315.3	$342.0
Other current liabilities	184.2	211.7
Short-term debt and current portion of long-term debt	50.2	47.0
Current portion of finance lease obligations	0.6	0.5
Current portion of operating lease obligations	23.4	23.0
Total current liabilities	573.7	624.2

Long-term debt	349.8	322.9
Finance lease obligations	0.9	0.8
Operating lease obligations	44.3	49.8
Deferred income taxes	4.1	4.0
Other long-term liabilities	100.3	122.6
Total liabilities	1,073.1	1,124.3

Shareholders’ equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	842.7	846.2
Treasury stock, at cost	(35.6)	(36.3)
Accumulated deficit	(623.4)	(623.2)
Accumulated other comprehensive loss	(60.4)	(59.5)
Total shareholders’ equity	124.7	128.6
Total liabilities and shareholders’ equity	$1,197.8	$1,252.9

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2026 and 2025
(in millions)
(UNAUDITED)

	Six Months Ended June 30,
	2026	2025
OPERATING ACTIVITIES
Net earnings	$9.9	$5.7
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	35.6	40.4
Impairment charges	1.0	4.5
Amortization of debt issuance costs and original issue discount	0.8	0.8
Stock-based compensation	4.2	3.8
Loss on the sale of a business	—	0.5
Loss (gain) on the sale or disposal of property, plant and equipment, net	0.1	(4.5)
Deferred income taxes	(0.1)	0.6
Changes in operating assets and liabilities - net of acquisitions and divestitures	(92.4)	(93.4)
Net cash used in operating activities	(40.9)	(41.6)

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(25.3)	(24.3)
Cost investment in unconsolidated entities	—	(0.2)
Proceeds from the sale of property, plant and equipment	0.2	5.3
Acquisition of a business	(1.9)	(16.3)
Other investing activities	0.2	(2.7)
Net cash used in investing activities	(26.8)	(38.2)

FINANCING ACTIVITIES
Payments of current and long-term debt	(18.3)	(13.0)
Payments of finance lease obligations	(0.3)	(0.7)
Borrowings on revolving credit facilities	618.9	678.4
Payments on revolving credit facilities	(571.4)	(590.7)
Purchases of treasury stock	(3.2)	(7.6)
Equity awards redeemed to pay employees’ tax obligations	(3.8)	(3.6)
Payment of cash dividends	(10.2)	(7.4)
Net cash provided by financing activities	11.7	55.4

Effect of exchange rates on cash and cash equivalents	0.1	0.2
Net decrease in cash and cash equivalents, including cash classified as held for sale	(55.9)	(24.2)
Less: net decrease in cash classified as held for sale	—	(1.7)
Net decrease in cash and cash equivalents	(55.9)	(22.5)
Cash and cash equivalents at beginning of period	63.3	29.2
Cash and cash equivalents at end of period	$7.4	$6.7

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three and Six Months Ended June 30, 2026 and 2025
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss)	Restructuring, Impairment and Transaction-Related Charges, Net (1)
Three months ended June 30, 2026
United States Print and Related Services	$526.0	$26.7	$5.8
International	51.5	1.9	3.3
Total operating segments	577.5	28.6	9.1
Corporate	—	(13.7)	0.6
Total	$577.5	$14.9	$9.7

Three months ended June 30, 2025
United States Print and Related Services	$524.5	$22.8	$8.6
International	47.4	3.9	0.2
Total operating segments	571.9	26.7	8.8
Corporate	—	(13.0)	0.4
Total	$571.9	$13.7	$9.2

Six months ended June 30, 2026
United States Print and Related Services	$1,057.0	$52.8	$13.5
International	101.5	5.6	3.6
Total operating segments	1,158.5	58.4	17.1
Corporate	—	(25.8)	1.0
Total	$1,158.5	$32.6	$18.1

Six months ended June 30, 2025
United States Print and Related Services	$1,078.3	$54.5	$12.1
International	123.0	4.5	3.0
Total operating segments	1,201.3	59.0	15.1
Corporate	—	(25.7)	0.7
Total	$1,201.3	$33.3	$15.8
______________________________
(1)Restructuring, impairment and transaction-related charges, net are included within operating income (loss).

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended June 30, 2026 and 2025
(in millions, except margin data)
(UNAUDITED)

	Three Months Ended June 30,
	2026	2025
Net earnings (loss)	$3.7	$(0.1)
Interest expense	8.9	13.2
Income tax expense	2.5	0.3
Depreciation and amortization	17.2	20.7
EBITDA (non-GAAP)	$32.3	$34.1
EBITDA Margin (non-GAAP)	5.6%	6.0%

Restructuring, impairment and transaction-related charges, net (1)	9.7	9.2
Adjusted EBITDA (non-GAAP)	$42.0	$43.3
Adjusted EBITDA Margin (non-GAAP)	7.3%	7.6%
______________________________
(1)Operating results for the three months ended June 30, 2026 and 2025, were affected by the following restructuring, impairment and transaction-related charges, net:

	Three Months Ended June 30,
	2026	2025
Employee termination charges (a)	$6.7	$5.8
Impairment charges (b)	0.8	4.2
Transaction-related charges (c)	0.4	0.4
Integration costs (d)	0.3	0.2
Other restructuring charges (income) (e)	1.5	(1.4)
Restructuring, impairment and transaction-related charges, net	$9.7	$9.2
______________________________
(a)Employee termination charges were related to workforce reductions through facility consolidations and separation programs.
(b)Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations and other capacity reduction activities, as well as software licensing and related implementation costs from a terminated project and charges for operating lease right-of-use assets during the three months ended June 30, 2025.
(c)Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.
(d)Integration costs were primarily costs related to the integration of acquired companies.
(e)Other restructuring charges (income) primarily include costs to maintain and exit closed facilities, as well as lease exit charges, and are presented net of a $4.3 million gain on the sale of the West Sacramento, California facility during the three months ended June 30, 2025.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Six Months Ended June 30, 2026 and 2025
(in millions, except margin data)
(UNAUDITED)

	Six Months Ended June 30,
	2026	2025
Net earnings	$9.9	$5.7
Interest expense	18.9	25.6
Income tax expense	4.2	1.3
Depreciation and amortization	35.6	40.4
EBITDA (non-GAAP)	$68.6	$73.0
EBITDA Margin (non-GAAP)	5.9%	6.1%

Restructuring, impairment and transaction-related charges, net (1)	18.1	15.8
Adjusted EBITDA (non-GAAP)	$86.7	$88.8
Adjusted EBITDA Margin (non-GAAP)	7.5%	7.4%
______________________________
(1)Operating results for the six months ended June 30, 2026 and 2025, were affected by the following restructuring, impairment and transaction-related charges, net:

	Six Months Ended June 30,
	2026	2025
Employee termination charges (a)	$11.1	$6.5
Impairment charges (b)	1.0	4.5
Transaction-related charges (c)	0.6	3.0
Integration costs (d)	0.7	0.2
Other restructuring charges, net (e)	4.7	1.6
Restructuring, impairment and transaction-related charges, net	$18.1	$15.8
______________________________
(a)Employee termination charges were related to workforce reductions through facility consolidations and separation programs.
(b)Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations and other capacity reduction activities, as well as software licensing and related implementation costs from a terminated project and charges for operating lease right-of-use assets during the six months ended June 30, 2025.
(c)Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities, including charges related to the sale of the European operations in 2025.
(d)Integration costs were primarily costs related to the integration of acquisitions.
(e)Other restructuring charges, net primarily include costs to maintain and exit closed facilities, as well as lease exit charges, and are presented net of a $4.3 million gain on the sale of the West Sacramento, California facility during the six months ended June 30, 2025.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Six Months Ended June 30, 2026 and 2025
(in millions)
(UNAUDITED)

	Six Months Ended June 30,
	2026	2025
Net cash used in operating activities	$(40.9)	$(41.6)

Less: purchases of property, plant and equipment	25.3	24.3

Free Cash Flow (non-GAAP)	$(66.2)	$(65.9)

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
NET DEBT AND NET DEBT LEVERAGE RATIO
As of June 30, 2026 and December 31, 2025
(in millions, except ratio)
(UNAUDITED)

	June 30, 2026		December 31, 2025(2)
Total debt and finance lease obligations on the condensed consolidated balance sheets	$401.5		$371.2
Less: Cash and cash equivalents	7.4		63.3
Net Debt (non-GAAP)	$394.1		$307.9

Divided by: trailing twelve months Adjusted EBITDA (non-GAAP) (1)	$194.1		$196.2

Net Debt Leverage Ratio (non-GAAP)	2.03	x	1.57	x
______________________________
(1)The calculation of Adjusted EBITDA for the trailing twelve months ended June 30, 2026, and December 31, 2025, was as follows:

		Add	Subtract	Trailing Twelve Months Ended
	Year Ended	Six Months Ended
	December 31, 2025(2)	June 30, 2026	June 30, 2025	June 30, 2026
Net earnings	$27.0	$9.9	$5.7	$31.2
Interest expense	50.5	18.9	25.6	43.8
Income tax expense	5.5	4.2	1.3	8.4
Depreciation and amortization	78.6	35.6	40.4	73.8
EBITDA (non-GAAP)	$161.6	$68.6	$73.0	$157.2
Restructuring, impairment and transaction-related charges, net	21.8	18.1	15.8	24.1
Settlement charge from defined benefit pension plan annuitization	12.8	—	—	12.8
Adjusted EBITDA (non-GAAP)	$196.2	$86.7	$88.8	$194.1

(2)Financial information for the year ended December 31, 2025, is included as reported in the Company’s 2025 Annual Report on Form 10-K filed with the SEC on February 18, 2026.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Three Months Ended June 30, 2026 and 2025
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended June 30,
	2026	2025
Earnings before income taxes	$6.2	$0.2

Restructuring, impairment and transaction-related charges, net	9.7	9.2
Adjusted net earnings, before income taxes (non-GAAP)	15.9	9.4

Income tax expense at 25% normalized tax rate	4.0	2.4
Adjusted net earnings (non-GAAP)	$11.9	$7.0

Basic weighted average number of common shares outstanding	48.0	47.6
Plus: effect of dilutive equity incentive instruments (1)	2.0	1.9
Diluted weighted average number of common shares outstanding (1)	50.0	49.5

Adjusted diluted earnings per share (non-GAAP) (2)	$0.24	$0.14

Diluted earnings (loss) per share (GAAP)	$0.07	$0.00
Restructuring, impairment and transaction-related charges, net per share	0.20	0.19
Income tax expense from condensed consolidated statement of operations per share	0.05	0.01
Income tax expense at 25% normalized tax rate per share	(0.08)	(0.05)
Effect of dilutive equity incentive instruments	—	(0.01)
Adjusted diluted earnings per share (non-GAAP) (2)	$0.24	$0.14
______________________________
(1)Effect of dilutive equity incentive instruments and diluted weighted average number of common shares outstanding for the three months ended June 30, 2025 are non-GAAP.
(2)Adjusted diluted earnings per share excludes the following: (i) restructuring, impairment and transaction-related charges, net and (ii) discrete income tax items.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Six Months Ended June 30, 2026 and 2025
(in millions, except per share data)
(UNAUDITED)

	Six Months Ended June 30,
	2026	2025
Earnings before income taxes	$14.1	$7.0

Restructuring, impairment and transaction-related charges, net	18.1	15.8
Adjusted net earnings, before income taxes (non-GAAP)	32.2	22.8

Income tax expense at 25% normalized tax rate	8.1	5.7
Adjusted net earnings (non-GAAP)	$24.1	$17.1

Basic weighted average number of common shares outstanding	47.9	47.8
Plus: effect of dilutive equity incentive instruments	1.9	2.3
Diluted weighted average number of common shares outstanding	49.8	50.1

Adjusted diluted earnings per share (non-GAAP) (1)	$0.48	$0.34

Diluted earnings per share (GAAP)	$0.20	$0.11
Restructuring, impairment and transaction-related charges, net per share	0.36	0.32
Income tax expense from condensed consolidated statement of operations per share	0.08	0.02
Income tax expense at 25% normalized tax rate per share	(0.16)	(0.11)
Adjusted diluted earnings per share (non-GAAP) (1)	$0.48	$0.34
______________________________
(1)Adjusted diluted earnings per share excludes the following: (i) restructuring, impairment and transaction-related charges, net and (ii) discrete income tax items.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.